SCHEDULE TO MASTER LOAN AGREEMENT

              R.H. Phillips, Inc.
             26836 County Road 12A
           Esparto, California 95627


$1,700,000.00       Effective Date:__________     Loan
                                                  Transaction Number

1.   THIS SCHEDULE is made between R.H.Phillips, Inc., as
     Debtor, and U.S. BANCORP LEASING & FINANCIAL
     (which, together with its successor and assigns, will be called the "Secured Party") pursuant to the Master Loan Agreement dated as of November 25, 1996 (The "Loan Agreement"), the terms of which (including the definitions) are incorporated herein. If any terms hereof are inconsistent with the terms of the Loan Agreement, the terms hereof shall prevail.

2. FOR VALUE RECEIVED, Debtor hereby promises to pay to the order of Secured Party the principal amount of One Million, Seven Hundred Thousand, and 00/100 Dollars ($1,700,000.00) with interest on any outstanding principal balance at the rate(s) specified herein from the Effective Date hereof until this Schedule shall have been paid in full in accordance with the following payment schedule: Forty-Two (42) installments of $19,911.24 each, including the entire amount of interest accrued on this Schedule at the time of payment of each installment followed by Forty-Two (42) installments of $29,866.86 each, including the entire amount of interest accrued on this Schedule at the time of payment of each installment. The first payment shall be due on January 10. 1997 and like payment shall be due on the same day of each succeeding month thereafter until the entire principal and interest have been paid. At the time of the final installment hereon, all unpaid principal and interest shall be due and owing. Each payment shall be applied first to accrued and unpaid interest, and the balance to the outstanding principal hereof. As a result, such final installment may be substantially more or substantially less than the installments specified herein.

3. The Debtor promises to pay interest on the principal balance outstanding at a rate which is 330 basis points over the one month London Interbank Offered Rate ("LIBOR") as such rate shall vary from month to month, as published in the "Money
     Rates" section of the Wall Street Journal on the first business day of the month preceding the month for which the rate is to be calculated. As of the first business day of the month in which this Schedule is being executed, LIBOR is 5.375 percent.
     As long as no event of default has occurred and is continuing, for a fee of five hundred dollars ($500.00) the Debtor may exercise a one time option (with thirty (30) days prior written notice) to fix the interest rate at rate which is 182 basis points over the daily bid quotes for U.S. Treasury Issues with like maturity and closest to par as published in the Wall Street Journal on the first business day of the month during which the interest rate is to be fixed. If no issue is quoted, the quote published for the next month out will be used.

4. Secured Party may, from time to time, in its sole desecration, increase or decrease the amount of unpaid installments to an amount Secured Party deems necessary to amortize the outstanding principal balance of this Schedule by the due date of the final installment. Secured Party shall notify the Debtor of each such change in writing. Whether or not the installment amount is increased or decreased, the Debtor understands that, as a result of increases or decreases in the rate of interest in accordance herewith, the final installment may be substantially more or substantially less than the installments specified herein, but in no event shall the rate of interest be higher than allowed by law.

5. The Undersigned may prepay this Schedule, in whole or in part, by paying simultaneously with and in addition to the prepayment, a premium for such prepayment privilege equal to the specified percent of the amount prepaid in accordance with the following schedule, one (1) to twelve (12) months five (5.00)%, thirteen (13) to twenty-four (24) months four (4.00)%, twenty-five (25) to thirty-six (6) months three (3.00)%, thirty-seven (37) to forty-eight (48) months two (2.00)%, forty-nine (49) to sixty (60) months one (1.00)%, sixty-one (61) to eighty-four (84) months zero (0.00)%.

Notwithstanding the foregoing, payments made within 30 days of the date an installment is due which do not exceed the scheduled amount of such installment shall not be considered prepayments.

6. Each of Debtor, if more than one, and all other parties who at any time may be liable hereon in any capacity, hereby

0232.596                           ADDRESS FOR ALL NOTICES:
                                            825 N.E. Multnomah, Suite 800
                                                   Portland, OR 97232
jointly and severely waive diligence, demand, presentment, presentment for payment, protest, notice of protest and notice of dishonor of this Schedule, and the Secured Party, without notice, to grant extensions in the time of payment of and reductions in the rate of interest on any moneys owing on this Schedule.

7. The following property is hereby made Collateral for all purposes under the Loan Agreement:

     See Exhibit "A" attached hereto and made a part hereof

8. The Collateral hereunder shall be based at the following location(s):

     26836 County Road 12A
     Esparto, California 95627
     COUNTY: Yolo

IN WITNESS WHEREOF, Debtor has executed this Schedule this
________day of ___________________. 199______

                         R.H. Phillips, Inc.


                         By:__________________________
                              Robert Moore
                              Chief Financial Officer


0232.596                            ADDRESS FOR ALL NOTICES:
                                            825 N.E. Multnomah, Suite 800
                                                   Portland, OR 97232

MASTER LOAN AGREEMENT


1.0  PARTIES, COLLATERAL AND OBLIGATIONS

          1.1  This Agreement is dated as of November 26,
               1996.  For
valuable consideration, the receipt and sufficiency of which are hereby acknowledged, R.H. Phillips, Inc. (Hereinafter called "Debtor") with offices at 26836 County Road 12A, Esparto, California 95627 intending to be legally bound, hereby promises to pay to U.S.
BANCORP LEASING & FINANCIAL, and Oregon corporation having offices at 825 N.E. Multnomah, Suite 800, Portland, Oregon
97232 (hereinafter called "Secured Party"), any amounts set forth on any Schedule to Master Loan Agreement hereunder (the "Schedule(s)", all the terms of which are incorporated herein) and grants a security interest in and assigns, transfers and sets over to and to the successors and assigns thereof, the property specified in any Schedule hereunder wherever located, and any and all proceeds thereof, insurance recoveries, and all replacements, additions, accessions, accessories and substitutions thereto or therefor (hereinafter called the "Collateral") The accurity interest granted hereby is to secure payment of any and all liabilities or obligations of Debtor to the Secured Party, matured or unmatured, direct or indirect, absolute or contingent, heretofore arising, now existing or hereafter arising, and whether under this Agreement or under any other writing between Debtor and Secured
Party (all hereinafter called the "obligations" and/or the "liabilities").

          1.2 Joint and Several Liability; Payment Terms. In the event there is more than one Debtor, all obligations shall be considered as joint and several obligations of all Debtors regardless of the source of Collateral or the particular Debtor with which the obligation originated. Interest shall be calculated on the basis of a 360-day year. All payments on any Schedule hereunder shall be made in lawful money of the United States at the post office address of the Secured Party or at such other places as the Secured Party may designate to Debtor in writing from time to time. In no event shall any Schedule hereunder be enforced in any way which permits Secured
Party to collect interest in excess of the maximum lawful rate. Secured Party shall refund such excess interest to Debtor. In such event, Debtor agrees that Secured Party shall not be subject to any penalties for contracting for or collecting interest in excess of the maximum lawful rate.

          1.3 Late Charge. If any of the obligations remains overdue for more than ten (10) days, Debtor hereby agrees to pay on demand, as a late charge, an amount equal to the lesser of ( I ) five percent (5.0%) of each such overdue amount; or ( ii ) the maximum percentage of any such overdue amount permitted by applicable law as a late charge. Debtor agrees that the amount of such late charge represents a reasonable estimate of the cost to Secured Party of processing a delinquent payment and that the acceptance of any late charge shall not constitute a waiver of default with respect to the overdue amount on or prevent Secured Party from exercising any other available rights and remedies.

2.0  WARRANTIES AND COVENANTS OF DEBTOR    Debtor
     hereby represents, warrants and covenants that:

          2.1         Business Organization Status and Authority.  (
I ) Debtor is duly organized, validly existing and in good standing under the laws of the state of its organization and is qualified to do business in all states and countries in which such qualification is necessary; ( ii ) Debtor has the lawful power and authority to won its assets and to conduct the business in which it is engaged; and to execute and comply with the provisions of this Agreement and any related documents; (iii ) the execution and delivery of this Agreement and any related documents have been duly authorized by all necessary action; ( iv ) no authorization, consent, approval, license or exemption of, or filing or registration with, any or all of the owners of Debtor or any governmental entity was, is or will be necessary to the valid execution, delivery, performance or full enforceability of this Agreement and any related documents. Except as specifically disclosed to Secured Party, Debtor utilizes not trade names in the conduct of its business and/or has not changed its name within the past five years.

          2.2 Merger; Transfer of Assets. Debtor will not consolidate or merge with or into any other entity, liquidate or dissolve, distribute, well, lease, transfer or dispose of all of its properties or assets or any substantial portion thereof other than in the ordinary course of its business, unless the Secured Party shall give its prior written consent (which shall not be reasonable withheld), and the surviving, or successor entity or the transferee of such assets, as the case may be, shall assume, by a written instrument which is legal, valid and enforceable against such surviving or successor entity or transferee, all of the obligations of Debtor to Secured Party or any affiliate of Secured Party.

          2.3 No Violation of Covenants or Laws. Debtor is not party to any agreement or subject to any restrictions which materially and adversely affects its ability to perform its obligations under this Agreement and any related documents. The execution of and compliance with the terms of this Agreement and any related documents does not and will not ( I ) violate any provision of law, or ( ii ) conflict with or result in a breach of any order, injunction or decree of any court or governmental authority or the formation documents of Debtor, or ( iii ) constitute or result in a default under agreement, bond or indenture by which Debtor is bound or to which any of its property is subject, or ( iv ) result in the imposition of any lien or encumbrance upon any of Debtor's assets, except for any liens created hereunder or under any related documents.

          2.4 Accurate Information. All financial information submitted to the Secured Party In regard to Debtor or any shareholder, officer director, member, or partner thereof, or any guarantor of any of the obligations thereof, was prepared in accordance with generally accepted accounting principles, consistently applied, and fairly and accurately depicts the financial position and results of operations of Debtor or such other person, as of the respective dates or for the respective periods, to which such information pertains. Debtor had good, valid and marketable title to all the properties and assets reflected as being owned by it on any balance sheets of Debtor submitted to Secured Party as of the dates thereof.

          2.5 Judgements; Pending Legal Action. There are no judgements outstanding against Debtor, and there are no actions or proceedings pending or, to the best knowledge of Debtor, threatened against or affecting Debtor or any of its properties in any court or before any governmental entity which, if determined adversely to Debtor, or would materially and adversely affect the ability of Debtor to satisfy its obligations under this Agreement and any related documents.

          2.6     No Breach of Other Agreements; compliance with
Applicable Laws. Debtor is not in breach of or in default under any loan

0251.796                            ADDRESS FOR ALL NOTICES:
                                            825 N.E. Multnomah, Suite 800
                                                   Portland, OR 97232
agreement, indenture, bond, note or other evidence of indebtedness, or any other material agreement or any court order, injunction or decree or any lien, statute, rule or regulation. The operations of Debtor comply with all laws, ordinances and governmental rules and regulations applicable to them. Debtor has filed all Federal, state and municipal income tax returns which are required to be filed and has paid all taxes as shown on said returns and on all assessments billed to it to the extent that such taxes or assessments have become due.
Debtor does not know of any other proposed tax assessment against it or of any basis for one.

          2.7 Sale Prohibited. Debtor will not sell, dispose of or offer to sell or otherwise transfer the Collateral or any interest therein without the prior written consent of Secured Party, which shall not be unreasonably withheld.

          2.8 Location of Collateral. The Collateral will be kept at the location(s) shown on the Schedule(s) hereunder and Debtor will promptly notify Secured Party of any change in the location(s) of the Collateral. Debtor will not remove the Collateral from sais location(s) without the prior written consent of Secured Party.

          2.9 Collateral not a Fixture. The Collateral is not attached, and Debtor will not permit the Collateral to become attached, to real estate in such a way that it would be considered part of the reality or designated a "fixture". Notwithstanding any presumption of applicable law, and irrespective of any manner of attachment, the Collateral shall not be deemed real property but shall retain its character as personal property. However, Debtor will at the option of Secured Party furnish the latter with a waiver or waivers in recordable form, signed by all persons having an interest in the real estate, of any interest in the Collateral which is or might be deemed to be prior to Secured Party's interest.

          2.10 Perfection of Security Interest. Except for ( I ) the security interest granted hereby and ( ii) any other security interest previously disclosed by Debtor to Secured Party in writing, Debtor is the owner of the Collateral free from any adverse lien, security interest or encumbrance. Debtor will defend the Collateral against all claims and demands of all persons at any time claiming any interest therein. Except as previously disclosed in writing to Secured Party, no financing statement covering any collateral or any proceeds thereof is on file in any public office. At the request of Secured Party, Debtor will execute, acknowledge and deliver to Secured Party in recordable or fileable form, any document or instrument required by Secured Party to further the purposes of this Agreement, or to perfect its interest in the Collateral or to maintain such perfected interest in full force and effect, including (without limitation) any fixture filings and financing statements and any amendments and continuation statements thereto pursuant to the Uniform Commercial Code, in form satisfactory to Secured Party, and will pay the cost of filing the same or filing or recording this Agreement in all public offices wherever filing or recording is deemed by Secured Party to be necessary or desirable.
Debtor hereby agrees that this Agreement shall be and constitute a financing statement for purposes of the Uniform Commercial Code.

          2.11 Insurance. Unless otherwise agreed, Debtor will have and maintain insurance from financially sound carriers at all times with respect to all Collateral against risks of fire (including so-called extended coverage), theft, collision, flood "mysterious disappearance" and such other risks as Secured Party may require, containing such terms, in such form, for such periods and written by such companies as may be satisfactory to Secured Party; each insurance policy shall name Secured Party as loss payee and shall be payable to Secured Party and Debtor as their interest may appear, all policies of insurance shall provide for ten days' written minimum cancellation notice to Secured Party; Debtor shall furnish secured Party with certificates or other evidence satisfactory to Secured Party of compliance with the Foregoing insurance provisions.

          2.12 Use of the Collateral. Debtor will use the Collateral for business purposes only and operate it by qualified personnel in accordance with applicable manufacturers' manuals.
Debtors will keep the Collateral free from any adverse lien or encumbrances and in good working order, condition and repair and will not waste or destroy the Collateral or any part thereof; Debtor will keep the Collateral appropriately protected from elements, and will furnish all required parts and servicing (including any contract service necessary to maintain the benefit of any warranty of the manufacturer); Debtor will not use the Collateral in violation of any statute, ordinance, regulation or order, and Secured Party may examine and inspect the Collateral and any and all books and record of Debtor during business hours at any time; such right of inspection shall include the right to copy Debtor's books and records and to converse with Debtor's officers, employees, agents, and independent accountants.

          2.13     Taxes and Assessments.  Debtor will pay
promptly when due all taxes, assessment, levies, imposts, duties and charges, or any kind or nature, imposed upon the Collateral or for its use or operation or upon this Agreement or upon any instruments evidencing the obligations.

          2.14     Financial Statements.  Debtor shall furnish
Secured Party within ninety (90) days after the close of each fiscal year of Debtor, its financial statements (including, without limitations, a balance sheet, a statement of income and surplus account and a statement of changes in financial position) for the immediately preceding fiscal year, settling forth the corresponding figures for the prior fiscal year in comparative form, all in reasonable detail without any qualification or exception deemed material by Secured Party. Such financial statements shall be prepared at least as a review by Debtor's independent certified accountants and, if prepared as an audit, shall be certified by such accountants. Debtor shall also furnish Secured Party with any other financial information deemed necessary by Secured
Party. Each financial statement submitted by Debtor to Secured Party shall be accompanied by a certificate signed by the chief executive officer, the chief operating officer or the chief financial officer of Debtor, certifying that ( I ) such financial statement was prepared inaccordance with generally accepted accounting principles consistently applied and fairly and accurately presents the Debtor's financial condition and results of operations for the period to which it pertains, and (ii) no event of default has occurred under this Agreement during the period to which such financial statement pertains.

3.0  Events of Default

          3.1 The following shall be considered events of default: (I) failure on the part of Debtor to promptly perform in complete accordance with it representations, warranties and covenants made in this Agreement or in any other agreement with Secured Party, including, but not limited to, the payment of any liability, with interest, when due, or default by Debtor under the provisions of any other material agreement to which Debtor is party; (ii) the death of Debtor if an individual or the dissolution of Debtor if a business organization; (iii) a change in the present management of Debtor, above the level of

0251.796                            ADDRESS FOR ALL NOTICES:
                                            825 N.E. Multnomah, Suite 800
                                                   Portland, OR 97232

Executive Vice President except to fill vacancies resulting from the death or disability of an individual; (iv) the filing of any petition or complaint under the Federal Bankruptcy Code or other federal or state acts of similar nature, by or against Debtor; or an assignment for the benefit of creditors by Debtor, (v) and application for or the appointment of a Receiver, Trustee or Conservator, voluntary, by or against Debtor or for any substantial assets of Debtor; (vi) insolvency of Debtor under either the Federal Bankruptcy Code or applicable principles of equity; (vii) entry of judgement, issuance of any garnishment or attachment, or filing of any lien, claim or government attachment against the Collateral et which, in Secured party's sole discretion, might impair the Collateral; (viii) the determination by Secured Party that a material misrepresentation of fact has been made by Debtor in this Agreement or in any writing supplementary or ancillary hereto; (ix) a reasonable determination by Secured Party that Debtor has suffered a material adverse change in its financial condition, business or operations from the date of this Agreement; or (x) bankruptcy, insolvency, termination, death, dissolution or default of any guarantor for Debtor.

4.0 REMEDIES

     4.1 Upon the happening of any event of default which is not cured within ten (10) days, or at any time thereafter; (i) all liabilities of Debtor shall, at the option of Secured Party, become immediately due and payable; (ii) Secured Party shall have and may exercise all of the rights and remedies granted to a secured party under the Uniform
Commercial Code; (iii) Secured Party shall have the right, immediately, and without notice or other action, to set-off against any of Debtor's liabilities to Secured Party any money owed by Secured Party in any capacity to Debtor, whether or not due, and Secured Party shall be deemed to have exercised such right of set-off and to have made a charge against any such money immediately upon the occurrence of such default event though actual book entries may be made at some time subsequent thereto; (iv) Secured Party may proceed with or without judicial process to take possession of all or any part of the Collateral; Debtor agrees that upon receipt of notice of Secured Party's intention to take possession of all or any part of said Collateral, Debtor will do everything necessary to make same available to Secured Party (including, without limitation, assembling the Collateral and making it available to Secured Party at a place designated by Secured Party which is reasonably convenient to Debtor and Secured Party); and so long as Secured Party acts in a commercially reasonable manner, Debtor agrees to assign, Transfer and deliver at any time the whole or any portion of the Collateral or any rights or interest therein in accordance with the Uniform Commercial Code and without limiting the scope of Secured Party's rights thereunder; (v) Secured Party may sell the Collateral at public or private sale or in any other commercially reasonable manner and, at the option of Secured Party, in bulk or in parcels and with or without having the Collateral at the sale or other disposition, and Debtor agrees that in case of sale or other disposition of the Collateral, or any portion thereof, Secured Party shall apply all proceeds first to all costs and expenses of disposition, including attorneys' fees, and then to Debtor's obligations to Secured Party; (Vi) Secured Party may elect to retain the Collateral or any part thereof in satisfaction of all sums due from Debtor upon notice to Debtor and any other party as may be required by the Uniform Commercial Code. All remedies provided in the paragraph shall be cumulative. Secured Party may exercise any one or more of such remedies in addition to any and all other remedies Secured Party may have under any applicable law or in equity.

     4.2 Expenses; Disposition. Upon default, all amounts due and to become due hereunder shall, without notice, bear interest at the lesser of (i) fifteen percent (15%) per annum or (ii) the maximum rate per annum which Secured Party is permitted by law to charge from the date such amounts are due until paid. Shall pay all reasonable expenses of realizing upon the Collateral hereunder upon default and collection all liabilities of Debtor to Secured Party, which reasonable expenses shall include attorneys' fees, whether or not litigation is commenced and whether incurred at trial, on appeal, or in any other proceeding.
Any notification of a sale or other disposition of Collateral or of any action by Secured Party required to be given by Secured party, will be sufficient if given personally, mailed, or delivered by facsimile machine or overnight carrier not less than five (5) days prior to the day on which such sale or other disposition will be made or action taken, and such notification shall be deemed reasonable notice.

5.0 MISCELLANEOUS

     5.1 No Implied Waivers; Entire Agreement. The waiver by
Secured Party of any default hereunder or of any provisions hereof shall not discharge any party hereto from liability hereunder and such waiver shall be limited to the particular event of default and shall not operate as a waiver of any subsequent default. This Agreement and any Schedule hereunder are non-cancelable. No modification of this Agreement or waiver of any right of Secured Party hereunder shall be valid unless in writing and signed by an authorized officer of Secured party. No failure on the part of Secured Party to exercise, or delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. The provisions of this Agreement and the rights and remedies granted to Secured Party herein shall be in addition to, and not in limitation of those of any other agreement with Secured party or any other evidence of any liability held by Secured party. This Agreement and any Schedule hereunder (a "Transaction") embody the entire agreement between the parties and supersede all prior agreements and understandings relating to the same subject matter, except in any case where the Secured Party takes an assignment from a vendor of its security interest in the same Collateral, in which case the terms of the Transaction shall be incorporated into the assigned agreement and shall prevail over any inconsistent terms therein but shall not be construed to create a new contract.

     5.2 Choice of Law. This Agreement and the rights of the parties hereto shall be governed by applicable Federal law and the laws of the State of California. Any action arising out of this Agreement may be litigated under the laws of California and submitted to the jurisdiction of California, and that service of process by certified mail, returned receipt requested, will be sufficient to confer personal jurisdiction over the Debtor.

     5.3 Protection of the Collateral. At its option, Secured party may discharge taxes, liens or other encumbrances at any time levied or placed on the Collateral, may pay for insurance on the Collateral and may pay for the maintenance and preservation of the Collateral. Debtor agrees to reimburse Secured Party on demand for any payment made or any expense incurred by Secured Party pursuant to the foregoing authorization. Any payments made by Secured party shall be immediately due and payable by Debtor and shall bear interest at the rate of fifteen percent (15%) per annum. Until default, Debtor may retain possession of the Collateral and use it in any lawful manner not inconsistent with the provisions of this Agreement and any other agreement between Debtor and Secured Party, and not inconsistent with any policy of insurance thereon.

     5.4 Binding Agreement; Time of the essence. This Agreement shall take effect as a sealed instrument and shall be binding upon and

0251.796                             ADDRESS FOR ALL NOTICES:
                                             825 N.E. Multnornah, Suite 800
                                                     Portland, OR 97232
shall inure to the benefit of the parties hereto, their respective heirs, executors, administrators, successors, and assigns. Time is of the essence with respect to the performance of Debtor's obligations under this Agreement and any other agreement between Debtor and Secured
Party.

     5.5 Enforce ability. Any term, clause or provision of this Agreement or of any evidence of indebtedness from Debtor to Secured
Party which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceablity without invalidating the remaining terms or clauses of such provision or the remaining provisions hereof, and any such prohibition or unenforceablity in any jurisdiction shall not invalidate or render unenforceable such term, clause or provision in any other jurisdiction.

     5.6 Notices. Any notices or demands required to be given herein shall be given to the parties in writing by United States first class mail (express, certified or otherwise) at the addresses set forth on page
1 of this Agreement or to such other addresses as the parties may hereafter substitute by written notice given in the manner prescribed in this paragraph.


     5.7 Additional Security. If there shall be any other collateral for any of the obligator's, or for the obligations of any guarantor thereof, Secured Party may proceed against and/or enforce any or all of the Collateral and such Collateral in whatever order it may, in its sole discretion, deem appropriate. Any amount(s) received by Secured Party from whatever source and applied by it to any of the obligations shall be applied in such order of application as Secured Party shall from time to time, in its sole discretion, elect.

6.0 ASSIGNMENT

     6.1 SECURED PARTY MAY SELL OR ASSIGN ANY AND
ALL RIGHT, TITLE AND INTEREST IT HAS IN THE
COLLATERAL AND/OR ARISING UNDER THIS AGREEMENT.
DEBTOR SHALL, UPON THE DIRECTION OF SECURED
PARTY: 1) EXECUTE ALL DOCUMENTS NECESSARY TO
EFFECTUATE SUCH ASSIGNMENT AND, 2) PAY DIRECTLY
AND PROMPTLY TO SECURED PARTY'S ASSIGNEE
WITHOUT ABATEMENT, DEDUCTION OR SET-OFF, ALL
AMOUNTS WHICH HAVE BECOME DUE UNDER THE
ASSIGNED AGREEMENTS, SECURED PARTY'S ASSIGNEE
SHALL HAVE ANY AND ALL RIGHTS, IMMUNITIES AND
DISCRETION OF SECURED PARTY HEREUNDER AND SHALL
BE ENTITLED TO EXERCISE ANY REMEDIES OF SECURED
PARTY HEREUNDER. ALL REFERENCES HEREIN TO
SECURED PARTY SHALL INCLUDE SECURED PARTY'S
ASSIGNEE (EXCEPT THAT SAID ASSIGNEE SHALL NOT BE
CHARGEABLE WITH ANY OBLIGATIONS OR LIABILITIES
HEREUNDER OR IN RESPECT HEREOF). DEBTOR WILL NOT
ASSERT AGAINST SECURED PARTY'S ASSIGNEE ANY
DEFENSE, COUNTERCLAIM OR SET-OFF WHICH DEBTOR
MAY HAVE AGAINST SECURED PARTY.

     6.2 DEBTOR SHALL NOT ASSIGN OR IN ANY WAY
DISPOSE OF ALL OR ANY OF ITS RIGHTS OR OBLIGATIONS
UNDER THIS AGREEMENT OR ENTER INTO ANY
AGREEMENT REGARDING OF ALL OR ANY PART OF THE
COLLATERAL WITHOUT THE PRIOR WRITTEN CONSENT OF
SECURED PARTY WHICH SHALL NOT BE UNREASONABLY
WITHHELD. IN CONNECTION WITH THE GRANTING OF
SUCH CONSENT AND THE PREPARATION OF NECESSARY
DOCUMENTATION, A FEE SHALL BE ASSESSED EQUAL TO
ONE PERCENT (1%) OF THE TOTAL REMAINING BALANCE
THEN DUE HEREUNDER.

7.0 POWER OF ATTORNEY

     7.1 Secured Party is hereby appointed Debtor's attorney-in-fact to sign Debtor's name and to make non-material amendments
(including completing and conforming the description of the Collateral) on any document in connection with this Agreement (including any financing statement) and to obtain, adjust, settle, and cancel any insurance required by this Agreement and to endorse any drafts in connection with such insurance.

8.0 NOTICE

     8.1 Under Oregon law, most agreements, promises and commitments made by Debtor after October 3, 1989, concerning loans and other credit extensions which are not for personal, family or household purposes or secured solely by the Debtor's residence must be in writing, express consideration and be signed by Debtor to be enforceable.

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed the ______ day of ____________, 19______.


U.S. BANCORP LEASING & FINANCIAL           R.H. Phillips, Inc.
                                           [Debtor]


By:_____________________________           By: //s// Robert Moore
     An authorized officer thereof             Robert Moore
                                               Chief Financial Officer

0251.796                             ADDRESS FOR ALL NOTICES:
                                             825 N.E. Multnornah, Suite 800
                                                     Portland, OR 97232

       7
MUST BE SIGNED BY DEBTOR
UNIFORM COMMERCIAL CODE-FINANCING STATEMENT
FORM UCC-1(1)
This Financing Statement is presented to filing officer pursuant to the Uniform Commercial Code. This statement remains effective for a period of five years from the date of filing subject to extensions for additional periods of five years by refilling or filing a continuation statement (UCC-3)

1.a Debtor(s):                                       2a Secured party(ies)

R.H. Phillips, Inc.                                U.S. Bancorp Leasing &
Financial

Tax I.D. 68-0313739                              Tax I.D. #93-0594454

1b Mailing address(es)                        2b. Address of Secured party
from which Security Information is
obtainable

26836 County Road 12A                    825 N.E. Multnomah Street, Suite 800
Esparto, California 95627                Portland, Oregon 97232-2151

                                         Phone # 503 797-0200

3. This financing statement covers the following types (or items) of Collateral wich is subject to a Loan Agreement dated November 25, 1996. This filing is made as a precaution, in case any of the Collateral is deemed to be fixtures

See Exhibit "A" attached hereto and made a part hereof

The item(s) of Collateral are to become fixtures on REAL ESTATE
LOCATED AT 26836 County Road 12A, Esparto, California 95627,
County of Yolo. (Described real estate); See Exhibit "B" attached hereto and made a part hereof.

TOGETHER WITH ALL REPLACEMENTS, PARTS, REPAIRS,
ADDITIONS, ACCESSIONS AND ACCESSORIES
INCORPORATED THEREIN OR AFFIXED OR ATTACHED
THERETO AND ANY AND ALL PROCEEDS OF THE
FOREGOING, INCLUDING WITHOUT LIMITATION,
INSURANCE RECOVERIES.

And the financing statement is to be filed in the real estate records

The name of the record owner is: R.H. Phillips, Inc.


                                     4A. Assignee of Secured
Party if any

                                     4b. Address of Assignee:

This statement is filed without the Debtor's signature to perfect a security interest in collateral. (Check [x] if so)
[ ] already subject to a security interest in another jurisdiction when it was brought into this state.
[ ] which is proceeds of the original collateral described above in which a security interest was perfected:

Check [x] if covered: [x] Proceeds of collateral are also covered [ ] Products of collateral are also covered.
Filed with: County Real Estate Filing Officer Yolo County CA

R.H. Phillips, Inc.                         U.S. BANCORP LEASING &
FINANCIAL


By: //s// Robert Moore
By:______________________________
      Robert Moore,                          Document Specialist
      Chief Financial Officer
      Signature(s) of Debtors            Signature(s) of Secured Party(ies)

                                    STANDARD FORM - FORM UCC-1.

Return to:

U.S. BANCORP LEASING & FINANCIAL
ATTEN, COLLATERAL REVIEW DEPT.
825 N.E. MULTNOMAH, SUITE 800
PORTLAND, OREGON 97232
RE: LEASE#

INSURANCE AUTHORIZATION


To: George Peterson                         [Agent]
       239 w. Court St. Suite A            [Street Address]
       Woodland, CA 95695                [City, State, Zip]
       916 668-2777                             [Phone]

From: R.H. Phillips, Inc.
           26836 County Road 12A
           Esparto, California 95627

In connection with one or more financing arrangements (the
"Transactions") between ourselves and U.S. BANCORP LEASING &
FINANCIAL (USBLF), you are hereby authorized to issue a certificate of insurance naming U.S. BANCORP LEASING & FINANCIAL OR
ASSIGNEE THEREOF as Additional Insured and as Loss Payee as its interest may appear

Property Cost: $1,700,000.00;

With respect to physical damage coverage, please describe USBLF's interest as follows:

     "Certificate Holder is an Additional Insured and Loss Payee with regard to all equipment financed or leased by Policy Holder through or from Certificate Holder."

The required coverage is to be as provided in the Transaction, including, without limitation, fire, extended coverage, vandalism, theft and general liability.

We understand that if such certificate is not provided, U.S. BANCORP LEASING & FINANCIAL has the right under the Transactions to purchase such insurance at our expense.

                                                    R.H. Phillips, Inc.


                                                    By: //s// Robert Moore
                                                        Robert Moore
                                                        Chief Financial Officer

0273.896                           ADDRESS FOR ALL NOTICES:
                                            825 N.E. Multnomah, Suite 800
                                                   Portland, OR 97232

EQUIPMENT ACCEPTANCE AND
AUTHORIZATION TO PAY PROCEEDS
AND LOAN AMENDMENT
[AS IS - WHERE IS]
                                             Loan Transaction
Number

To: U.S. BANCORP LEASING & FINANCIAL

Re: Schedule to Master Loan Agreement Dated as of ___________
(the "Agreement") between U.S. BANCORP LEASING &
FINANCIAL, as Secured Party, and R.H. Phillips, Inc., Debtor.

     YOU ARE HEREBY AUTHORIZED to disburse the proceeds of the loan evidenced by the Agreement as follows for the purchase of the personal property specified (the "Collateral"):

     $1,700,000.00                   U.S. Bank of California

     See Exhibit "A" attached hereto and made a part thereof

     TOTAL AMOUNT TO BE DISBURSED - $1,700,000.00

     YOU ARE HEREBY FURTHER AUTHORIZED to insert in the Agreement the date of disbursement of funds under this Authorization as the Effective Date of the Agreement.

     WE HEREBY CERTIFY AND ACKNOWLEDGE FOR THE
BENEFIT OF SECURED PARTY THAT: a) although the Collateral has not been delivered to us, we hereby accept the Collateral on an "AS-IS, WHERE-IS" basis for all purposes as of the date hereof; b) upon the disbursement of the proceeds of the loan as set forth above, the Secured Party will have fully and satisfactorily satisfied all its obligations under the Agreement; c) any and all conditions to the effectiveness of the Agreement or to our obligations under the Agreement have been satisfied; d) we have no defenses, set-offs or counterclaims to any such obligations; and e) the Agreement is in full force and effect.

     WE HEREBY REPRESENT AND WARRANT FOR THE
BENEFIT OF SECURED PARTY THAT: a) any right we may have now or in the future to reject the Collateral or to revoke or acceptance thereof has terminated as of the date hereof; b) we hereby waive any such right by the execution hereof; c) the date of this Authorization is the earliest date upon which the certifications, acknowledgments, representations and warranties made herein could be correctly and properly made. We hereby acknowledge that the Secured Party is relying on this Authorization as a condition to disbursing the proceeds of the loan as set forth above.

     IN WITNESS WHEREOF, we have executed this Authorization as of the _________ day of ____________, 19____.

SIGN, DATE AND RETURN TO:
                                                      R.H. Phillips, Inc.
U.S. BANCORP LEASING & FINANCIAL
825 N.E. Multnomah, Suite 800
Portland, Oregon 97232
                                                      By: //s// Robert
Moore                                                 Robert Moore
                                                      Chief Financial Officer

0243.296                           ADDRESS FOR ALL NOTICES:
                                            825 N.E. Multnomah, Suite 800
                                                   Portland, OR 97232

CORPORATE RESOLUTION
   (LEASE / LOAN)

I HEREBY CERTIFY to and for the benefit of U.S. BANCORP
LEASING & FINANCIAL ("USBLF") that; a) I am the duly elected qualified and currently serving _________ Secretary of R.H. Phillips, Inc., a corporation organized under the laws of the State of California (the "Corporation"); b) I am authorized to execute this Certificate; c) the following is a true and correct copy of certain Resolutions duly adopted by the Board of Directors of the Corporation; d) I have placed a copy of such Resolutions in the official records of the Corporation; e) such Resolutions have not been rescinded, amended or otherwise altered or affected or repealed; f) such Resolutions are now in full force and effect; and, g) there is no provision of the corporate charter and/or Certificate of Incorporation o the By-laws of the Corporation limiting the power of the Board of Directors to adopt such Resolutions and that such Resolutions are in full conformity therewith.

RESOLVED:

That the Corporation from time to time leases personal property from USBLF and/or borrows money or obtain credit from time to time from USBLF, and that the entire amount of borrowing or credit under this resolution at any one time, whether direct or indirect, absolute or contingent, shall be unlimited.

RESOLVED:

That any one of the following persons:

Chief Financial Officer

is hereby authorized to borrow money and to obtain credit and other financial accommodations (including the leasing of personal property) for the Corporation on such terms as may seem to them advisable; and to execute and deliver on behalf of the Corporation, and affix the seal of the Corporation to, any and all documentation required in connection therewith in such form and containing such terms and conditions as the officer(s) executing such documents shall approve as being advisable and proper and in the best interests of the Corporation; and that the execution thereof by such officer(s) shall be conclusive evidence of such approval; and, as security for the Corporation's obligations to USBLF, to pledge, assign, transfer, mortgage, grant a security interest in, hypothecate, or otherwise encumber any and all property of the Corporation whether tangible or intangible property of the Corporation with full authority to endorse or guarantee the same in the name of the Corporation; and to execute and deliver all instruments of assignment and transfer and to affix the corporate seal; and to discount any bills receivable or other negotiable paper held by the Corporation with full authority to endorse the same n the name of the Corporation;

RESOLVED:

That the officers of the Corporation are hereby further authorized to take any and all such other actions as may be necessary to carry out the intent and purposes of the foregoing Resolutions, and that any and all actions taken by such officers to carry out such intent and purposes prior to the adoption of these Resolutions are hereby ratified and confirmed by, and adopted as the action of, the Board of Directors of the Corporation;

RESOLVED:

That this resolution shall constitute a continuing authority to the designated person or persons to act on behalf of the Corporation, and the powers and authority granted herein shall continue until revoked by the Corporation, and formal written notice of such revocation shall have been given to USBLF. This resolution does not supersede similar prior resolutions given to USBLF or any entity related to or affiliated therewith.

0110.396                           ADDRESS FOR ALL NOTICES:
                                            825 N.E. Multnomah, Suite 800
                                                   Portland, OR 97232

RESOLVED:

That any officer of the Corporation is hereby authorized to certify to USBLF the foregoing Resolutions, and that the provisions thereof are in conformity with the corporate charter and/or Certificate of incorporation and the By-laws of the Corporation.

I HEREBY FURTHER CERTIFY that pursuant to the corporate charter and/or Certificate of Incorporation and the By-laws of the Corporation, and any other appropriate documents of the Corporation as may be necessary, the following named person(s) have been properly designated and appointed to the office(s) indicated below, that such person(s) continue to hold such office(s) at the time of execution of the documentation for the transaction(s) with USBLF, and that the signature(s) of such person(s) shown below are genuine.

OFFICE                              NAME                       SIGNATURE

Chief Financial Officer      Robert Moore            //s// Robert Moore
__________Secretary        //s// Robert Moore     //s// Robert Moore

I HEREBY FURTHER CERTIFY that, pursuant to the corporate charter and/or Certificate of Incorporation and By-laws of the Corporation, and any other appropriate documents of the Corporation as may be necessary, I have the power and authority to execute this Certificate on behalf of the Corporation, and that I have so executed this Certificate on the 13th day of Dec., 1996.

                                                      By: //s// Robert Moore
                                                            ________ Secretary

*If the certifying officer is authorized to sign alone, this resolution must also be certified by a Director.

I, Lane Giguiere, a Director of the Corporation, hereby certify as follows:

1. That I am duly qualified and acting Director of the Corporation.

2. That Robert Moore is the duly elected, qualified and acting _______ Secretary of the Corporation; and that such person has duly and with lawful corporate power and authority, executed and sealed the above Certificate on behalf of the Corporation; and that the statements contained in such Certificate are true and accurate in all respects.

                                                    By: //s// Lane Giguiere
                                                           Director


0110.396                           ADDRESS FOR ALL NOTICES:
                                            825 N.E. Multnomah, Suite 800
                                                   Portland, OR 97232

Exhibit "A"

Mueller;

Insulated Wine Tanks as described;

Ten (10) 25,000 Gallon, s/n's 1758944, 1758946, 1758948, 1758949,
17589410, 1758941, 1758942, 1758943, 1758945, 1758947
Twelve (12) 6,000 Gallon, s/n's 1758941, 1759942, 1759943,
1759944, 1759945, 1759946, 17589412, 17589413, 17589421,
17589422, 17589423, 17589424
One (1) 12,000 Gallon, s/n 17589413
One (1) 18,000 Gallon, s/n 17589414
Two (2) 50,000 Gallon, s/n's 1777661, 1777662

P & L Specialties;

One (1) 8' X 30' SS Grape Receiving Hopper with inclined conveyor, s/n __________

FP Packaging, Invoice #55553 dated 8/7/96;

One (1) Diemme AR320 32000 Litre Tank Press, s/n ___________

RLS Equipment Co.,

One (1) AMOS Destemmer, s/n __________
One (1) Kiesel Progressive Cavity Pump, s/n ___________

Les Tonnelleries De Bourgogne;

Eighty (80) 228 Liter Bordeaux Export Barrels, Allier Oak Medium
Toast

Lafitte Tonnellerie D'Art;

Twenty (2) 225 Liter Bordeaux Export Barrels, Medium Toast
One Hundred (100) 225 Liter Bordeaux Export Barrels, Medium +
Toast

Tonnellerie Mercier;

Three Hundred (300) 225 Liter French Oak Barrels, Bordeaux Export
Style (190 Allier Medium toast, 110 Allier Medium Toast +)
Eight (8) 500 Liter French Oak Barrels (6 Allier Medium Toast+, 2
Allier Medium Toast)

Tonnellerie Francaise;

Ten (10) 225 Liter T/F Trpt Cen MT TH Barrels
Ten (10) 225 Liter T/F AO MO MT TH Barrels
Ten (10) 225 Liter T/F AO VA MT TH Barrels


0110.396                           ADDRESS FOR ALL NOTICES:
                                            825 N.E. Multnomah, Suite 800
                                                   Portland, OR 97232

Ten (10) 225 Liter T/F AO PA MT TH Barrels
Ten (10) 225 Liter T/F OO  MT TH Barrels
Two (2) 225 Liter T/F Trpt AO Tight MT TH Barrels
Two (2) 225 Liter T/F Trpt AO Tight HT TH Barrels
Two (2) 225 Liter T/F Trpt AO Loose MT TH Barrels
Two (2) 225 Liter T/F Trpt AO Loose HT TH Barrels
Eighty (80) 225 Liter T/F Trpt AO PA MT+ TH Barrels
Eighty-Two (82) 225 Liter TRPT AO MO MT+TH Barrels

The Boswell Company;

Ten (10) Mendocino American Oak Barrels

Seguin Moreau Nap Cooperage;

Thirty (30) Bordeaux Export American Oak
Medium Toast w/TH Barrels
Twenty (20) Bordeaux Export American Oak
Medium + Toast w/TH

World Cooperage Co.

Eighty-Six (86) 59 Gallon A/O Medium Toast + Barrels
One Hundred (100) 59 Gallon A/O Medium Toast Barrels
Sixty (60) 59 Gallon A/O Medium Toast Barrels
Forty (40) 59 Gallon A/O Medium Toast + Barrels
Fourteen (14) 59 Gallon A/O Medium Toast + Barrels

Demptos

One (1) 112 Liter Bordeaux Allier Oak Barrel
One Hundred Fifty (150) Napa 225 Liter 90cm
Export American Oak Barrels
Seventy (70) Napa 225 Liter 90cm Export
American Oak Barrels
Sixty (60) Bordeaux 225 Liter 95cm Export Center of France Barrels
Ten (10) Bordeaux 225 Liter 95cm Export Center of France Barrels

Each of the above units are complete as equipped
Including, but not limited to, all attachments, accessories and replacements relating thereto.

                                      R.H. Phillips, Inc.



                                      //s// Robert Moore
                                      Robert Moore
                                      Chief Financial Officer

0232.596                           ADDRESS FOR ALL NOTICES:
                                             825 N.E. Multnomah, Suite 800
                                             Portland, OR 97232